EXHIBITS 5.1 AND 23.3

	New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017

June 13, 2017

Amplify Energy Corp.

500 Dallas Street, Suite 1600

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to Amplify Energy Corp., a Delaware corporation (the “Company”), and are delivering this opinion in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of 200,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.0001 per share, issuable pursuant to the Amplify Energy Corp. 2017 Non-Employee Directors Compensation Plan (the “Plan”).

We have examined originals or copies of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion. In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine and (iv) all natural persons executing documents had and have the legal capacity to do so.

On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued pursuant to the Plan upon receipt by the Company of the payment therefor, will be validly issued, fully paid and non-assessable.

We are members of the Bar of New York, and the foregoing opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP